                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) - May 2, 1997

                           General Credit Corporation
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        New York                        0-28910                   13-3895072
-------------------------         ----------------           -------------------
   (State or other juris-         (Commission File             (IRS Employer
diction of incorporation)              Number)               Identification No.)

                   370 Lexington Avenue, Suite 2000
                          New York, New York              10017
                --------------------------------------   --------
               (Address or principal executive offices) (zip code)

       Registrant's telephone number, including area code: (212) 697-4441


                211 East 70th Street, New York, New York 10021
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant
------   --------------------------------

         Not Applicable

Item 2.  Acquisition or Disposition of Assets
------   ------------------------------------

         Not Applicable

Item 3.  Bankruptcy or Receivership
------   --------------------------

         Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant
-------  ---------------------------------------------

         Not Applicable

Item 5.  Other Events
-------  ------------

         Not Applicable

Item 6.  Resignations of Registrant's Directors
-------  --------------------------------------

         Not Applicable

Item 7.  Financial Statements and Exhibits
-------  ---------------------------------

         (a)    Financial statements of business acquired.

                The audited financial statements of New York Payroll Factors, Inc. as of and for the year ended December 31, 1996, and the unaudited financial statements of New York Payroll Factors, Inc. as of and for the three month period ended March 31, 1997 and March 31, 1996 are included herein.

         (b)    Pro forma financial information.

                The unaudited proforma financial statements of General Credit Corporation for the year ended December 31, 1996, and as of and for the three month period ended March 31, 1997, are included herein.

         (c)    Exhibits

                2.1 Amended and Restated Asset Purchase Agreement dated as of February 19, 1996 among New York Payroll Factors, Inc., Gerald Schultz, Gerald Nimberg and the Company.*

                2.2 Amendment to Amended and Restated Asset Purchase Agreement dated as of September 6, 1997 between New York Payroll Factors, Inc. and the Company.*

                2.3 Second Amendment to Amended and Restated Asset Purchase Agreement dated as of January 30, 1997 between New York Payroll Factors, Inc. and the Company.*

               23.1   Consent of Coopers & Lybrand, L.L.P.

* Incorporated by reference to the Company's Registration Statement on Form SB-2 declared effective by the Securities and Exchange Commission on April 25, 1997, SEC File No. 333-09831.



Item 8.  Change in Fiscal Year
-------  ---------------------

         Not Applicable

Item 9.  Sales of Equity Securities Pursuant to Regulation S
-------  ---------------------------------------------------

         Not Applicable




                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   GENERAL CREDIT CORPORATION
                                   (Registrant)



Dated: July 15, 1997               By:/s/ Irwin Zellermaier
                                      ------------------------------------------
                                      Irwin Zellermaier, Chief Executive Officer

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
New York Payroll Factors, Inc.:

     We have audited the accompanying balance sheet of New York Payroll Factors, Inc. (the "Company"), as of December 31, 1996, and the related statements of income, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As more fully disclosed in Note 6, the Company entered into an agreement to sell certain of its assets and all of its operations.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New York Payroll Factors, Inc. as of December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            /s/ Coopers & Lybrand L.L.P.

Melville, New York
March 14, 1997

                         NEW YORK PAYROLL FACTORS, INC.

                                 BALANCE SHEET

                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
                                  ASSETS
Current assets:
  Cash......................................................   $2,244,928
  Restricted cash...........................................      122,320
  Accounts receivable, less allowance for doubtful accounts
     of $30,000.............................................      137,251
  Prepaid expenses and other current assets.................       18,089
                                                               ----------
          Total current assets..............................    2,522,588
Fixed assets, at cost, less accumulated depreciation and
  amortization..............................................       41,368
Intangibles, net............................................      376,255
Other assets................................................        9,560
                                                               ----------
          Total assets......................................   $2,949,771
                                                               ==========

                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Notes payable.............................................   $  573,936
  Due to related parties....................................      689,650
  Accrued expenses..........................................      203,123
                                                               ----------
          Total current liabilities.........................    1,466,709
Long-term portion of notes payable..........................      759,515
Commitments (Note 5)
Shareholders' equity:
  Common stock (no par value, 200 shares authorized, 26
     shares issued and outstanding).........................       50,000
  Retained earnings.........................................      673,547
                                                               ----------
          Total shareholders' equity........................      723,547
                                                               ----------
          Total liabilities and shareholders' equity........   $2,949,771
                                                               ==========

    The accompanying notes are an integral part of the financial statements.

                         NEW YORK PAYROLL FACTORS, INC.

                              STATEMENTS OF INCOME

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                  1995               1996
                                                              -------------      -------------
Fee income, net.............................................     $1,467,620         $2,605,549
Selling, general and administrative expenses................        941,201          1,799,556
                                                                 ----------         ----------
          Income from operations............................        526,419            805,993
Other income (expenses):
  Interest expense..........................................       (210,704)          (500,595)
  Other income..............................................                           200,000
                                                                 ----------         ----------
          Income before provision for income taxes..........        315,715            505,398
Provision for income taxes..................................         27,114             40,129
                                                                 ----------         ----------
          Net income........................................     $  288,601         $  465,269
                                                                 ==========         ==========

    The accompanying notes are an integral part of the financial statements.

                         NEW YORK PAYROLL FACTORS, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                           COMMON STOCK                     TOTAL
                                                         ----------------   RETAINED    SHAREHOLDERS'
                                                         SHARES   AMOUNT    EARNINGS       EQUITY
                                                         ------   -------   ---------   -------------
Balance, December 31, 1994.............................    26     $50,000   $ 328,131     $ 378,131
  Net income for the year..............................                       288,601       288,601
  Distributions to shareholders........................                      (159,008)     (159,008)
                                                           --     -------   ---------     ---------
Balance, December 31, 1995.............................    26      50,000     457,724       507,724
  Net income for the year..............................                       465,269       465,269
  Distributions to shareholders........................                      (249,446)     (249,446)
                                                           --     -------   ---------     ---------
Balance, December 31, 1996.............................    26     $50,000   $ 673,547     $ 723,547
                                                           ==     =======   =========     =========

    The accompanying notes are an integral part of the financial statements.

                         NEW YORK PAYROLL FACTORS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1995         1996
                                                              ----------   ----------
Cash flows from operating activities:
  Net income................................................  $  288,601   $  465,269
  Adjustments to reconcile net income to cash provided by
     operating activities:
     Depreciation...........................................       8,113       11,048
     Amortization...........................................      56,816       56,805
     Bad debt expense.......................................      82,196      158,872
  Changes in assets and liabilities:
     Accounts receivable....................................    (100,312)    (255,784)
     Prepaid expenses and other current assets..............      (6,649)       1,954
     Other assets...........................................      (4,375)      (5,185)
     Accrued expenses.......................................     (41,590)     187,676
                                                              ----------   ----------
          Net cash provided by operating activities.........     282,800      620,655
                                                              ----------   ----------
Cash flows from investing activities:
  Capital expenditures......................................     (19,144)     (22,520)
                                                              ----------   ----------
          Net cash used in investing activities.............     (19,144)     (22,520)
                                                              ----------   ----------
Cash flows from financing activities:
  Note payable borrowing....................................     225,000      675,334
  Note payable repayments...................................    (359,056)    (121,003)
  Distributions to shareholders.............................    (159,008)    (249,446)
  Net proceeds from related parties.........................      81,220      216,834
  Restricted funds..........................................                 (122,320)
                                                              ----------   ----------
          Net cash provided by (used in) financing
            activities......................................    (211,844)     399,399
                                                              ----------   ----------
Net increase in cash........................................      51,812      997,534
Cash at beginning of period.................................   1,195,582    1,247,394
                                                              ----------   ----------
Cash at end of period.......................................  $1,247,394   $2,244,928
                                                              ==========   ==========
Supplemental information:
  Interest paid during the year.............................  $  221,025   $  487,762
  Taxes paid during the year................................      16,677       44,609

    The accompanying notes are an integral part of the financial statements.

                         NEW YORK PAYROLL FACTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

OPERATIONS

     The Company was incorporated on January 24, 1989, pursuant to the laws of New York State. The Company is engaged in providing working capital financing to its customers through the discounted purchase of checks made payable to the Company's customers. Gross proceeds from the purchase of these checks were $253,365,164 and $136,471,119 for the years December 31, 1996 and 1995, respectively. The Company deals with numerous small and medium sized labor intensive contracting firms located in New York and New Jersey. Revenues are recognized at the time the customer is provided cash for the purchase of third party checks.

FIXED ASSETS

     Fixed assets are recorded at cost. Expenditures for additions and betterments are capitalized and expenditures for maintenance and repairs are charged to operations as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (leasehold improvements, 5-7 years, equipment, furniture and fixtures, 7 years). Upon retirement or disposal, the asset cost and related accumulated depreciation and amortization are eliminated from the respective accounts and the resulting gain or loss, if any, is included in the results of operations for the period.

INTANGIBLE ASSETS

     The net assets of businesses acquired are recorded at their fair value at the acquisition date and any excess of acquisition costs over the fair value of identifiable net assets acquired is included in goodwill and is amortized on a straight-line basis over fifteen years. At December 31, 1996, goodwill was $352,513, net of amortization of $170,796.

     Covenants not to compete are stated at cost and are amortized using the straight-line method over six years. At December 31, 1996, covenants not to compete were $23,742, net of amortization of $107,758.

     The Company continually evaluates the existence of goodwill impairment on the basis of whether the goodwill is fully recoverable from projected, undiscounted net cash flows for each related business. Based upon its most recent analysis, the Company believes that no impairment of goodwill exists at December 31, 1996. For the years ended December 31, 1995 and 1996, amortization of goodwill was $56,816 and $56,805, respectively.

INCOME TAXES

     The Company is approved for S corporation status for federal income tax purposes. Accordingly, taxable income, deductions and tax credits are passed through to, and included in, the shareholders' respective income tax returns and no provision for federal income taxes is included in the accompanying statements of operations. S corporations operating in New York are subject to a corporate level surcharge on their allocable net income which is calculated using an effective rate equal to the difference between the subchapter C corporate level tax rate and the highest personal income tax rate. S corporations operating in New York City are taxed as C corporations.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments, purchased with original maturities of three months or less, to be cash equivalents. At December 31, 1996, the Company had $122,320 in restricted cash invested in short-term, highly liquid investments. These investments collateralize the Company's lines of credit. (See Note 3.)

                         NEW YORK PAYROLL FACTORS, INC.

CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentration of credit risk consist of accounts receivable and cash deposits. Cash balances are held principally at one financial institution and may, at times, exceed insurable amounts.

     The Company believes concentration of credit risk with respect to accounts receivable is limited due to the large number of customers comprising the Company's customer base and the fact that no single customer represents greater than 5%. The Company performs ongoing informal background and financial evaluations of its customers and does not require collateral. Historical losses of the Company have been immaterial. In February 1996, the Company entered into an agency agreement (see Note 5), which generated approximately 29% of its net fee income in 1996. The loss of this arrangement could have a significant impact on the Company's financial position and results of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Cash and cash equivalents and notes payable are reflected in the accompanying balance sheets at amounts considered by management to reasonably approximate fair value.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. The Company performs ongoing credit evaluations of the entities whose checks are discounted by customers.

RECLASSIFICATIONS

     Certain reclassifications have been made to conform prior year amounts to the current year presentation.

2. FIXED ASSETS

     Fixed assets consist of the following:

Furniture and fixtures......................................    $33,738
Office equipment............................................     45,348
Leasehold improvements......................................      9,824
                                                                -------
                                                                 88,910
          Less: Accumulated depreciation and amortization...     47,542
                                                                -------
                                                                $41,368
                                                                =======

     Depreciation expense for the years ended December 31, 1995 and 1996 was $8,113 and $11,048, respectively.

3. NOTES PAYABLE

     In connection with the acquisition of the payroll factoring business during fiscal 1992, the Company issued notes for the remaining unpaid purchase price. These notes bear interest at 9% per annum and are collateralized by the assets of the Company. The terms of the note require the Company to pay $7,819 on a monthly basis through the maturity date of June, 1998. At December 31, 1996, $98,117 remains outstanding.

                         NEW YORK PAYROLL FACTORS, INC.

     At December 31, 1996, the Company had notes payable to two unrelated parties totalling $950,000. Of the total outstanding, $200,000 is due during March 1997 and bears interest at a rate of 20% per annum. The remaining $750,000 note was due at various dates though fiscal 1997. In February 1997, the Company extended the terms of the note. The new note bears interest at a rate of 21 1/2% per annum and is due on February 1, 1999. In addition, if the new note is paid prior to February 1, 1999, the Company is required to pay a $35,000 prepayment fee. These notes are personally guaranteed by the majority shareholder of the Company and are payable on demand in the event the Company sells its assets or stock.

     In January, 1996, the Company borrowed $100,000 under a credit facility with a financial institution bearing interest at the bank's prime (8.25% at December 31, 1996) plus 1%. The credit facility is renewed by the Company on a monthly basis.

     On June 12, 1996, the Company entered into a line of line of credit agreement with a financial services firm in the amount of $300,000. This facility is collateralized by the assets of the Company and bears interest at the bank's prime rate (8.25% at December 31, 1996) plus 1%. In addition, the provisions of the agreement require the Company to maintain cash in a separate trust account with the financial services firm in an amount not less than 66% of the outstanding line of credit balance (see Note 1). As of December 31, 1996, the amount borrowed under the credit facility is $185,334.

     Required principal payments of long-term debt are as follows:

                  YEARS ENDED DECEMBER 31,
                  ------------------------
1997........................................................  $  573,936
1998........................................................       9,515
                                                                 750,000
                                                              ----------
1999........................................................  $1,333,451
                                                              ==========

4. RELATED PARTY TRANSACTIONS

     Due to related parties includes a note payable of $689,650 to one of the Company's shareholders which bears interest at a rate of 8% per annum and is payable upon the shareholder's demand.

5. COMMITMENTS AND CONTINGENCIES

     The Company is obligated under noncancelable real property operating lease agreements. Minimum rents under these obligations are as follows:

1997........................................................  $ 67,913
1998........................................................    67,762
1999........................................................    71,216
2000........................................................    65,627
2001........................................................    69,346
Thereafter..................................................     5,883
                                                              --------
                                                              $347,747
                                                              ========

     These leases contain escalation clauses with respect to related operating costs. The accompanying financial statements reflect rent expense on a straight-line basis over the terms of the lease as required by generally accepted accounting principles. Rent expense was $31,743 and $61,260 for fiscal 1995 and 1996, respectively.

     During February 1996, the Company entered into an exclusive agency arrangement with an unrelated entity. This arrangement provides that the entity will refer certain check factoring customers to the Company

                         NEW YORK PAYROLL FACTORS, INC.

for a fee ranging from 40% to 50% of the net fee revenues received. The arrangement is currently expected to terminate during January 2001.

6. PROPOSED SALE

     On February 19, 1996, the Company entered into a definitive agreement to sell certain assets and all of its operations to General Credit Corporation ("GCC") in exchange for $3,145,000 in cash, 375,000 shares of GCC common stock and a $300,000 note payable due in 42 monthly installments at an interest rate of 10.5% per annum. During fiscal 1996, the Company received downpayments of $200,000 towards the total selling price. Under a provision in the definitive agreement, the acquisition was to close on or before November 15, 1996, if not, the deposit would be forfeited. Accordingly, the Company has recognized $200,000 as other income in fiscal 1996. On January 13, 1997, the Company and GCC modified the terms of the agreement. The new terms require GCC to pay $4,500,000 and issue 125,000 shares of common stock. In February 1997, the Company received a non-refundable downpayment of $225,000 toward the new purchase price.

                         NEW YORK PAYROLL FACTORS, INC.

                                  BALANCE SHEET

                                 MARCH 31, 1997

                                   (UNAUDITED)


         ASSETS
         ------
Current assets:
   Cash                                                                                      $2,784,280
   Restricted cash                                                                              595,024
   Accounts receivable, less allowance for doubtful accounts of $30,000                          83,029
   Prepaid expenses and other current assets                                                     27,407
                                                                                             ----------
         Total current assets                                                                 3,489,740
Fixed assets, at cost, less accumulated depreciation and amortization                            38,605
Intangibles, net                                                                                362,054
Other assets                                                                                      9,923
                                                                                             ----------
         Total assets                                                                        $3,900,322
                                                                                             ==========

         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Notes payable                                                                             $2,078,255
   Due to related parties                                                                     1,237,513
   Accrued expenses                                                                               4,312
                                                                                             ----------
         Total current liabilities                                                            3,320,080
                                                                                             ----------

Shareholders' equity:
   Common stock (no par value, 200 shares authorized, 26 shares issued and outstanding)          50,000
   Retained earnings                                                                            530,242
                                                                                             ----------
         Total shareholders' equity                                                             580,242
                                                                                             ----------
         Total liabilities and shareholders' equity                                          $3,900,322
                                                                                             ==========






    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                         NEW YORK PAYROLL FACTORS, INC.

                              STATEMENTS OF INCOME

                                   (UNAUDITED)



                                                             FOR THE THREE MONTHS ENDED MARCH 31,
                                                             ------------------------------------
                                                                 1996                     1997
                                                             -----------               ----------
Fee income, net                                                 $479,605               $753,525
Selling, general and administrative expenses                     189,534                354,937
                                                                --------               --------

         Income from operations                                  290,071                398,588

Interest expense                                                  88,229                171,165
                                                                --------               --------

         Income before provision for income
          taxes                                                  201,842                227,423

Provision for income taxes                                         3,902                 10,050
                                                                --------               --------

         Net income                                             $197,940               $217,373
                                                                ========               ========











    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                         NEW YORK PAYROLL FACTORS, INC.

                            STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)



                                                                    FOR THE THREE MONTHS ENDED MARCH 31,
                                                                           1996                1997
                                                                       -----------       -----------
Cash flows from operating activities:
   Net income                                                          $   197,940       $   217,373
   Adjustments to reconcile net income to cash
      provided by operating activities:
       Depreciation and amortization                                        16,577            16,964
       Bad debt expense                                                       --               4,586
   Changes in assets and liabilities:
       Accounts receivable                                                   4,798            49,636
       Prepaid expenses and other current assets                            (8,453)           (9,318)
       Other assets                                                         (5,185)             (363)
       Accrued expenses                                                    (10,274)         (198,811)
                                                                       -----------       -----------
                  Net cash provided by operating
                   activities                                              195,403            80,067
                                                                       -----------       -----------

Cash flows from investing activities:
    Capital expenditures                                                   (21,746)             --
                                                                       -----------       -----------
                  Net cash used in investing activities                    (21,746)             --
                                                                       -----------       -----------

Cash flows from financing activities:
    Notes payable borrowing                                                490,000           966,217
    Note payable repayments                                                (19,575)         (221,413)
    Distributions to shareholders                                         (249,444)         (360,678)
    Net proceeds from related parties                                      334,798           547,863
    Restricted funds                                                       (25,000)         (472,704)
                                                                       -----------       -----------
                  Net cash provided by financing activities                530,779           459,285
                                                                       -----------       -----------

Net increase in cash                                                       704,436           539,352

Cash at beginning of period                                              1,247,394         2,244,928
                                                                       -----------       -----------

Cash at end of period                                                  $ 1,951,830       $ 2,784,280
                                                                       ===========       ===========



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                         NEW YORK PAYROLL FACTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                   (UNAUDITED)


NOTE 1 - OPERATIONS
-------------------

     New York Payroll Factors, Inc. ("NYPF") was incorporated on January 24, 1989, pursuant to the laws of New York State. NYPF is engaged in providing working capital financing to its customers through the discounted purchase of checks made payable to NYPF's customers. NYPF deals with numerous small and medium sized labor intensive contracting firms located in New York and New Jersey. Revenues are recognized at the time the customer is provided cash for the purchase of third party checks.

NOTE 2 - BASIS OF PRESENTATION
------------------------------

     The unaudited, condensed financial statements included herein, commencing at page F-10, have been prepared in accordance with the requirements of Regulation S-B and supplementary financial information included herein, if any, has been prepared in accordance with Item 310(b) of Regulation S-B and, therefore, omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with generally accepted accounting principles. In the opinion of management, all adjustments
(consisting only of normal recurring accruals) necessary for a fair presentation of the financial information for the interim periods reported have been made. The financial statements should be read in conjunction with the financial statements and notes thereto, together with Management's Discussion and Analysis of Financial Condition or Plan of Operation, contained in the General Credit Corporation Registration Statement on Form SB-2 (SEC File No. 333-09831) declared effective by the Securities and Exchange Commission on April 25, 1997. Results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results for a full year.

NOTE 3 - PROPOSED SALE
----------------------

     On February 19, 1996, NYPF entered into a definitive agreement to sell certain assets and all of its operations to General Credit Corporation ("GCC"), in exchange for $3,145,000 in cash, 375,500 shares of GCC common stock and a $300,000 note payable due in 42 equal monthly installments at an interest rate of 10.5% per annum. During 1996, NYPF received down payments of $200,000 towards the total selling price. As stipulated under the original acquisition agreement, if the acquisition did not close by November 15, 1996, GCC would forfeit its deposit. Accordingly, as the acquisition did not close by November 15, 1996 the deposit of $200,000 was recognized as other income during fiscal 1996. On January 13, 1997 GCC and NYPF modified the terms of the original agreement. The new terms required GCC to pay $4,500,000 in cash and 125,000 shares of common stock (the "Acquisition Shares"). In February 1997, GCC delivered a non-refundable deposit of $225,000 towards the purchase price. GCC closed the acquisition of the business of NYPF and delivered to NYPF the remaining balance of $4,275,000 and the Acquisition Shares on May 2, 1997 (the acquisition date).

                           GENERAL CREDIT CORPORATION
                       (A DEVELOPMENT STAGE CORPORATION)

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following sets forth the unaudited pro forma balance sheet as of December 31, 1996 which has been prepared by combining the unaudited balance sheets of General Credit Corporation (the "Company") and New York Payroll Factors, Inc. ("NYPF"). The acquisition is being accounted for using the purchase method as if the acquisition had occurred on December 31, 1996. The combined balance sheet was based on terms provided in the asset purchase agreement and reflects the issuance of common stock and receipt of proceeds from the proposed public offering. The unaudited pro forma statements of operations for the year ended December 31, 1996, which present the results of operations as if: (a) NYPF had not elected to be treated as an S corporation during those periods, (b) The Company had adjusted for a pro forma reduction in interest expense for the year ended December 31, 1996, associated with the portion of the Offering proceeds to be used to retire debt at December 31, 1996, (c) The Company had reflected amortization of the excess purchase price over the net book value of net assets acquired, which is currently estimated to be amortized on a straight-line basis over a five-year period for identifiable intangibles and a twenty-year period for goodwill. In management's opinion, all adjustments necessary to reflect the effects of the transaction have been made.

     The unaudited pro forma results of operations are not necessarily indicative of the actual results that would have occurred had the transactions been consummated on such date, nor is it necessarily indicative of future financial position or operating results of the Company.

                           GENERAL CREDIT CORPORATION

                            PRO FORMA BALANCE SHEET
                                  (UNAUDITED)
                            AS OF DECEMBER 31, 1996

                                   HISTORICAL     HISTORICAL                              GENERAL
                                     GENERAL       NEW YORK                               CREDIT
                                     CREDIT         PAYROLL       PRO FORMA             CORPORATION
                                   CORPORATION   FACTORS, INC.   ADJUSTMENTS             PRO FORMA
                                   -----------   -------------   -----------            -----------
                                          ASSETS

Cash and cash equivalents........   $     650     $2,244,928     $   217,991(A)(B)(C)(G) $2,463,569
Restricted cash..................                    122,320        (122,320)(C)
Accounts receivable, less
  allowance for doubtful
  accounts.......................                    137,251        (137,251)(C)
Prepaid expenses and other
  assets.........................                     18,089         (18,089)(C)
                                    ---------     ----------     -----------             ----------
          Total current assets...         650      2,522,588         (59,669)             2,463,569
Fixed assets, at cost, net of
  accumulated depreciation and
  amortization...................                     41,368                                 41,368
Goodwill and other intangibles...                    376,255       4,458,234(B)           4,834,489
Other assets.....................       4,762          9,560                                 14,322
                                    ---------     ----------     -----------             ----------
          Total assets...........   $   5,412     $2,949,771     $ 4,398,565             $7,353,748
                                    =========     ==========     ===========             ==========

                    LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Notes payable....................   $ 518,000     $  573,936     $(1,091,936)(C)(F)
Accounts payable and accrued
  expenses.......................     270,845        203,123        (448,968)(C)(G)      $   25,000
Due to officer...................                    689,650        (689,650)(C)
Long-term portion of notes
  payable........................                    759,515        (759,515)(C)
                                    ---------     ----------     -----------             ----------
          Total liabilities......     788,845      2,226,224      (2,990,069)                25,000
                                    ---------     ----------     -----------             ----------
Shareholders' equity
  (deficiency):
  Common stock...................       1,758         50,000         (48,373)(A)(B)(C)        3,385
  Additional paid-in capital.....      11,176                      7,727,092(A)(C)        7,738,268
  Retained earnings
     (deficiency)................    (412,905)       673,547        (673,547)(C)           (412,905)
     Less deferred offering
       costs.....................    (383,462)                       383,462(A)
                                    ---------     ----------     -----------             ----------
          Total shareholders'
            equity
            (deficiency).........    (783,433)       723,547       7,388,634              7,328,748
                                    ---------     ----------     -----------             ----------
          Total liabilities and
            shareholders'
            equity...............   $   5,412     $2,949,771     $ 4,398,565             $7,353,748
                                    =========     ==========     ===========             ==========

                           GENERAL CREDIT CORPORATION

                           PRO FORMA INCOME STATEMENT
                                  (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                          HISTORICAL     HISTORICAL                          GENERAL
                                            GENERAL       NEW YORK                           CREDIT
                                            CREDIT         PAYROLL       PRO FORMA         CORPORATION
                                          CORPORATION   FACTORS, INC.   ADJUSTMENTS         PRO FORMA
                                          -----------   -------------   -----------        -----------
Net revenue.............................                 $2,605,549                        $2,605,549
Operating expenses:
  General and administrative............   $ 103,325      1,742,751                         1,846,076
  Amortization expense..................         871         56,805      $ 237,419(D)(F)      295,095
                                           ---------     ----------      ---------         ----------
          Income (loss) from
            operations..................    (104,196)       805,993        237,419            464,378
Other (income) expense:
  Interest expense......................     108,296        500,595       (608,891)(E)
  Other.................................     200,000       (200,000)
                                           ---------     ----------      ---------         ----------
          Income (loss) before provision
            for income taxes............    (412,492)       505,398        371,472            464,378
Provision for income taxes..............          --         40,129        175,512(G)         215,641
                                           ---------     ----------      ---------         ----------
          Net income (loss).............   $(412,492)    $  465,269      $ 195,960         $  248,737
                                           =========     ==========      =========         ==========
Pro forma net income per share(H).......                                                          .30
                                                                                           ==========
Pro forma weighted average number of
  common shares outstanding(H)..........                                                      817,000
                                                                                           ==========
Pro forma net income per share including
  shares sold in offering(I)............                                                          .07
                                                                                           ==========
Pro forma weighted average number of
  common shares outstanding, including
  shares sold in offering(I)............                                                    3,517,000
                                                                                           ==========

                           GENERAL CREDIT CORPORATION
                       (A DEVELOPMENT STAGE CORPORATION)

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(A) To reflect the issuance of 900,000 units at an offering price of $10.00 per unit of General Credit Corporation and the receipt of the net proceeds from the offering of $7,344,500 as set forth in the Registration Statement. Each unit consists of three shares of common stock and six redeemable common stock warrants. Also reflects the redemption of 1,198,000 shares of common stock for $1,198.

(B) To reflect cash payment of $4,500,000 and the issuance of 125,000 shares of common stock of General Credit Corporation at $3.083 per share ($385,417) to the owners of New York Payroll Factors, Inc. and the excess of purchase price paid ($4,885,417) over the historical basis of net assets purchased ($50,928). The General Credit Corporation stock is valued at a price of $3.083 which was determined based on the allocation of the offering price as set forth in this Registration Statement.

(C) To reflect in the pro forma balance sheet those assets of $2,898,843 including cash of $2,060,714, to be distributed in accordance with the asset purchase agreement and liabilities of $2,226,224 to be eliminated prior to the effective date of the Acquisition.

(D) Represents amortization of the excess purchase price over the net book value of assets acquired of $4,834,489 of which $350,000 has been allocated to covenant not to compete and customer list to be amortized over a five-year period and goodwill of $4,484,489 amortized over a twenty-year period, less amortization reflected in the historical statements.

(E) To reflect a reduction in interest expense of $500,595 for the year ended December 31, 1996, for interest incurred by New York Payroll Factors, Inc. on debt that will not be assumed by the General Credit Corp., and an additional reduction of $108,296 in interest associated with the portion of the Offering proceeds used to retire General Credit Corporation's debt of $518,000.

(F) To reflect the payment of the accrued liabilities of General Credit Corporation relating to accrued interest and deferred registration costs.

(G) To reflect the provision for income taxes based upon pro forma income before taxes as if New York Payroll Factors, Inc. had been a C corporation and all the income has been generated within the State of New York and in New York City. Historically, NYPF has filed its income tax returns as an "S" corporation which provides for income and deductions to pass through to, and be included in, the shareholders' respective income tax returns.

(H) Pro forma net income per share, for the year ended December 31, 1996, has been computed by dividing pro forma net income by the weighted average number of common shares outstanding (all shares deemed outstanding throughout the period) and common stock equivalents of 132,000 outstanding during the period. The pro forma weighted average number of common shares includes the adjustment for the redemption of the 1,198,000 shares of common stock, and does not reflect the increase in shares related to the anticipated public offering.

(I) In addition to (I) above, the weighted average number of common shares outstanding include shares issued in connection with the anticipated public offering.

                           GENERAL CREDIT CORPORATION

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS





         The following sets forth the unaudited pro forma balance sheet as of March 31, 1997 which has been prepared by combining the unaudited balance sheets of General Credit Corporation (the "Company") and New York Payroll Factors, Inc. ("NYPF"). The acquisition is being accounted for using the purchase method as if the acquisition had occurred on March 31, 1997. The combined balance sheet was based on terms provided in the asset purchase agreement and reflects the issuance of common stock and receipt of proceeds from the public offering. The unaudited pro forma statements of operations for the three months ended March 31, 1997, which present the results of operations as if: (a) NYPF had not elected to be treated as an S corporation during those periods, (b) The Company had adjusted for a pro forma reduction in interest expense for the three months ended March 31, 1997, associated with the portion of the Offering proceed that were used to retire debt at March 31, 1997, (c) The Company had reflected amortization of the excess purchase price over the net book value of net assets acquired, which is currently estimated to be amortized on a straight-line basis over a five-year period for identifiable intangibles and a twenty-year period for good will. In management's opinion, all adjustments necessary to reflect the effects of the transaction have been made.

         The unaudited pro forma results of operations are not necessarily indicative of the actual results that would have occurred had the transactions been consummated on such date, nor is it necessarily indicative of future financial position or operating results of the Company. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the financial statements and notes thereto together with Management's Discussion and Analysis of Financial Condition or Plan of Operation, contained in the General Credit Corporation registration Statement on Form SB-2 (SEC File No. 333-09831) declared effective by the Securities and exchange Commission on April 25, 1997.

                           GENERAL CREDIT CORPORATION

                             PRO FORMA BALANCE SHEET
                                   (UNAUDITED)

                                 MARCH 31, 1997


                                                         HISTORICAL       HISTORICAL                                   GENERAL
                                                           GENERAL         NEW YORK                                     CREDIT
                                                           CREDIT          PAYROLL         PRO FORMA                 CORPORATION
                                                         CORPORATION     FACTORS, INC.    ADJUSTMENTS                 PRO FORMA
                                                         -----------     -------------    -----------                ------------
                           ASSETS

Cash and cash equivalents                                $    11,237     $ 2,784,280      $  (657,651)(A)(B)(C)(G)    $ 2,137,866
Restricted cash                                                              595,024         (595,024)(C)
Accounts receivable, less allowance
 for doubtful accounts                                                        83,029          (83,029)(C)
Prepaid expenses and other assets                                             27,407          (27,407)(C)
                                                         -----------     -----------      -----------                 -----------
  Total current assets                                        11,237       3,489,740       (1,363,111)                  2,137,866

Fixed assets, at cost, net of accumulated
depreciation and amortization                                                 38,605                                       38,605

Goodwill and other intangibles                                               362,054        4,474,793 (B)               4,836,847
Deposit on contract                                          225,000                         (225,000)(B)
Other assets                                                   4,338           9,923                                       14,261
                                                         -----------     -----------      -----------                 -----------
  Total assets                                           $   240,575     $ 3,900,322      $ 2,886,682                 $ 7,027,579
                                                         ===========     ===========      ===========                 ===========

      LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Notes payable                                            $   874,390     $ 2,078,255      $(2,952,645)(C)(E)
Accounts payable and accrued expenses                        573,686           4,312         (500,293)(C)(G)          $    77,705
Due to officer                                                             1,237,513       (1,237,513)(C)
                                                         -----------     -----------      -----------                 -----------
         Total liabilities                                 1,448,076       3,320,080       (4,690,451)                     77,705
                                                         -----------     -----------      -----------                 -----------
Shareholders' equity (deficiency):
   Common stock                                                  560          50,000          (47,175 (A)(B)(C)             3,385
   Additional paid-in capital                                 11,176                        7,489,096 (A)(C)            7,500,272
   Retained earnings (deficiency)                           (553,783)        530,242         (530,242)(C)                (553,783)
   Less deferred offering costs                             (665,454)                         665,454 (A)
                                                         -----------     -----------      -----------                 -----------
         Total shareholders' equity (deficiency)          (1,207,501)        580,242        7,577,133                   6,949,874
                                                         -----------     -----------      -----------                 -----------
         Total liabilities and shareholders'
          equity                                         $   240,575     $ 3,900,322      $ 2,886,682                 $ 7,027,579
                                                         ===========     ===========      ===========                 ===========


                           GENERAL CREDIT CORPORATION

                           PRO FORMA INCOME STATEMENT
                                   (UNAUDITED)

                    FOR THE THREE MONTHS ENDED MARCH 31, 1997




                                             HISTORICAL       HISTORICAL                      GENERAL
                                               GENERAL         NEW YORK                        CREDIT
                                               CREDIT          PAYROLL       PRO FORMA      CORPORATION
                                             CORPORATION    FACTORS, INC.   ADJUSTMENTS      PRO FORMA
                                             -----------    -------------   -----------     -----------
Net revenue                                                   $ 753,525                      $ 753,525

Operating expenses:
     General and administrative               $  37,441         340,736         52,490 (F)     430,667
     Amortization expense                           424          14,201         59,509 (D)      74,134
                                              ---------       ---------      ---------       ---------
              Income (loss) from
              operations                        (37,865)        398,588        111,999         248,724

Interest expense                                103,013         171,165       (274,178)(E)
                                              ---------       ---------      ---------       ---------
              Income (loss) before
               provision for income
               taxes                           (140,878)        227,423        162,179         248,724

Provision for income taxes                         --            10,050        (10,050)(H)
                                              ---------       ---------      ---------       ---------
              Net income (loss)               $(140,878)      $ 217,373      $ 172,229       $ 248,724
                                              =========       =========      =========       =========
Pro forma net income per share (I)                                                           $     .30
                                                                                             =========
Pro forma weighted average number
 of common shares outstanding (I)                                                              817,000
                                                                                             =========
Pro forma net income per share
 including shares sold in offering (J)                                                       $      07
                                                                                             =========
Pro forma weighted average number
 of common shares outstanding,
 including shares sold in offering (J)                                                       3,568,777
                                                                                             =========

                           GENERAL CREDIT CORPORATION

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS





(A) To reflect the issuance of 900,000 units at an offering price of $10.00 per unit of General Credit Corporation and the receipt of the net proceeds from the offering of $7,344,500 as set forth in the Registration Statement. Each unit consists of three shares of common stock and six redeemable common stock purchase warrants.

(B) To reflect cash payment of $4,500.00 and the issuance of 125,000 shares of common stock of General Credit Corporation at $3.083 per share ($385,417) to the owners of New York Payroll Factors, Inc. and the excess of purchase price paid ($4,885,417) over the historical basis of net assets purchased ($38,605). The General Credit Corporation stock is valued at a price of $3.083 which was determined based on the allocation of the offering price as set forth in the Registration Statement.

(C) To reflect in the pro forma balance sheet those assets of $3,861,717 including cash of $3,379,304, to be distributed in accordance with the asset purchase agreement and liabilities of $3,320,080 to be eliminated prior to the effective date of the Acquisition.

(D) Represents amortization of the excess purchase price over the net book value of assets acquired of $4,846,812 of which $350,000 has been allocated to covenant not to compete and customer list to be amortized over a five-year period and goodwill of $4,496,812 amortized over a twenty-year period, less amortization reflected in the historical statements.

(E) To reflect a reduction in interest expense of $171,165 for the three months ended March 31, 1997 , for interest incurred by New York Payroll Factors, Inc. on debt that will not be assumed by General Credit Corporation, and an additional reduction of $103,013 in interest associated with the portion of the Offering proceeds used to retire General Credit Corporation's debt of $874,390.

(F) To reflect increase salaries to be paid to officers after the acquisition of New York Payroll Factors, Inc.

(G) To reflect the payment of the accrued liabilities of General Credit Corporation relating to accrued interest and deferred registration costs.

(H) To reflect the provision for income taxes based upon pro forma income before taxes as if New York Payroll Factors, Inc. had been a C corporation and all the income has been generated within the State of New York and in New York City. Historically, New York Payroll Factors, Inc. has filed its income tax returns as an "S" corporation which provides for income and deductions to pass through to, and be included in, the shareholders' respective income tax returns. Effect is given to the net operating loss carryforwards of General Credit Corporation through December 31, 1996.

                           GENERAL CREDIT CORPORATION

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS





(I) Pro forma net income per share, for the year ended December 31, 1996, has been computed by dividing pro forma net income by the weighted average number of common shares outstanding (all shares deemed outstanding throughout the period) and common stock equivalents of 132,000 outstanding during the period. The pro forma weighted average number of common shares does not reflect the increase in shares related to the anticipated public offering.

(J) In addition to (I) above, the weighted average number of common shares outstanding include shares issued in connection with the public offering and 50,000 shares issued relating to the early retirement of $300,000 of debt.